Exhibit 8.


                       LIST OF SUBSIDIARIES OF CEZ, a. s.
                             AS OF DECEMBER 31, 2002

The following table sets forth an overview of our equity interests in other companies as of December 31, 2003:


                                            Country of            Registered                CEZ's
Company                                    Incorporation       Capital(1) CZK `000      Interest in %
-------                                 -------------------    -------------------     --------------
Shareholdings over 50%:

CEZnet, a.s.                                Czech Republic           770,000                100.00
HYDROCEZ, a.s.                              Czech Republic           412,798                100.00
rpg Energiehandel GmbH                             Germany            48,608                100.00
I & C Energo s.r.o.                         Czech Republic            45,000                100.00
Energeticke opravny, a. s.                  Czech Republic            40,000                100.00
CEZ ENERGOSERVIS spol. s r.o.               Czech Republic            18,000                100.00
CEZTel, a.s.                                Czech Republic             1,000                100.00
CEZ FINANCE B.V.                            The Netherlands              588                100.00
AB Michle s.r.o. (2)                        Czech Republic           420,100                 99.99
Zapadoceska energetika, a.s.                Czech Republic         1,605,615                 99.13
Vychodoceska energetika, a.s.               Czech Republic         2,549,544                 98.83
Stredoceska energeticka a.s.                Czech Republic         3,210,369                 97.72
OSC, a.s.                                   Czech Republic            13,900                 66.67
KOTOUC STRAMBERK, spol. S r.o. (2)          Czech Republic           569,259                 64.87
Severomoravska energetika, a.s.             Czech Republic         3,407,265                 59.08
Ustav jaderneho vyzkumu Rez a.s             Czech Republic           524,139                 52.46
LOMY MORINA spol. s r.o. (2)                Czech Republic           333,000                 51.05
Severoceska energetika, a.s.                Czech Republic         3,257,667                 51.00
SIGMA - ENERGO s.r.o.                       Czech Republic             4,014                 51.00

Shareholdings of 20% - 50%:

GAPROM, s.r.o. (3)                          Czech Republic            12,000                 50.00
JVCD, a.s.                                  Czech Republic           100,000                 49.00
KNAUF POCERADY, spol. s r.o.                Czech Republic           372,350                 40.00
Severoceske doly a.s.                       Czech Republic         9,000,055                 37.20
CEPS, a.s.                                  Czech Republic        13,034,685                 34.00
Prazska energetika, a.s.                    Czech Republic         3,869,443                 34.00
VLTAVOTYNSKA TEPLARENSKA a.s.               Czech Republic            58,820                 34.00
ESE, s.r.o.                                 Czech Republic            10,000                 34.00
SKODA PRAHA a.s.                            Czech Republic           557,524                 29.80
Coal Energy, a.s.                           Czech Republic            50,000                 20.00

Other:

Jihomoravska energetika, a.s.               Czech Republic         3,531,570                  1.71
----------------------------

(1) This table sets forth the amount of the registered capital as indicated on the share registry as of December 31, 2003.
(2) Our voting rights do not reflect our share on the registered capital (see note 7 to the Consolidated Financial Statements).
(3)  Currently in liquidation.